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                                                                      Exhibit 21

                            SUBSIDIARIES OF THE REGISTRANT


                                       State or Jurisdiction
         Name of Subsidiary                 of Incorporation
         -----------------------       -----------------------
         Infonautics Corporation                 Pennsylvania
             Infoprop, Inc.                      Delaware
         Infoloans Corp.                         Delaware